UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 7, 2006

XOMA LTD.

(Exact name of registrant as specified in its charter)

Bermuda

(State or other jurisdiction of incorporation)

0-14710	52-2154066
(Commission File Number)	(IRS Employer Identification No.)
2910 Seventh Street, Berkeley, California	94710
(Address of principal executive offices)	(Zip code)
Registrant's telephone number, including area code	(510) 204-7200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On July 7, 2006, XOMA (US) LLC and XOMA Ltd. entered into employment agreements and change of control and severance agreements with certain of their respective executives, including XOMA Ltd.’s four executive officers, forms of which agreements are incorporated herein by reference as Exhibits 10.1 and 10.2.

In general, each employment agreement provides for the named executive’s employment in the position with the title specified in his agreement at a salary of not less than the amount per year specified in his agreement. Under the employment agreements, the executives are entitled to participate in any benefit plan for which key executives of the Company are eligible, including the Management Incentive Compensation Plan established effective July 1, 1993, as amended. Upon termination of his employment by the Company for any reason other than cause or upon his resignation from the Company for good reason, each executive will be entitled to a severance payment equal to a specified percentage of his then current base salary and target bonus for the then current fiscal year and benefits for a period of time specified in his agreement, as well as outplacement services for a period of time specified in the agreement not to exceed a value specified in the agreement. The employment agreements will continue for one year and will be automatically extended (without further action by the parties) for one year thereafter and again on each subsequent anniversary thereof, unless terminated by mutual written consent of the parties.

In general, each change of control severance agreement provides that, in the event that the named executive is involuntarily terminated within an eighteen month period following a change of control, as defined in the agreement, of XOMA Ltd., the executive will be entitled to (in lieu of his severance payment and benefits under his employment agreement) a severance payment equal to a percentage of his then current base salary and target bonus for the then current fiscal year and benefits for a period of time specified in his agreement, as well as outplacement services for a period of time specified in the agreement not to exceed a value specified in the agreement. The change of control severance agreements will terminate if the executive is terminated prior to a change of control or once all obligations thereunder have been satisfied.

The names, titles and various amounts and periods referred to above as being specified in the agreements, insofar as they relate to XOMA Ltd.’s executive officers, are set forth in a reference schedule following each form of agreement.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Form of Employment Agreement entered into between XOMA (US) LLC and certain of its executives, with reference schedule.
10.2	Form of Change of Control Severance Agreement entered into between XOMA Ltd. and certain of its executives, with reference schedule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 12, 2006	XOMA LTD.

By: /s/ Christopher J. Margolin
Christopher J. Margolin
Vice President, General
Counsel and Secretary